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Exhibit 11
LANVISION SYSTEMS, INC.

COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE

                                                              Three Months Ended
                                                                   April 30,
                                                     --------------------------------------
                                                           1997                 1996
                                                     ------------------   -----------------
   Net (loss)                                        $    (2,845,707)     $      (780,182)
                                                     ===============      ===============
   Weighted average number of shares outstanding           8,886,388            6,404,694
                                                     ===============      ===============
   (Loss) per common share amount                    $         (0.32)     $         (0.12)
                                                     ===============      ===============


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